                                                                    Exhibit 3(a)

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                      MCDONALD & COMPANY INVESTMENTS, INC.


                    ----------------------------------------

                         Pursuant to Section 242 of the
                        Delaware General Corporation Law

                    ----------------------------------------

         The undersigned, Thomas F. McKee, being the Secretary of McDonald & Company Investments, Inc. a Delaware corporation, does hereby certify that a meeting of the stockholders of McDonald & Company Investments, Inc. was duly called and held on July 30, 1997, at which meeting an amendment to the Certificate of Incorporation was duly adopted in accordance with Section 242 of the Delaware General Corporation Law through the adoption of the following resolution:

         RESOLVED, that Article IV of the Certificate of Incorporation is amended by deleting the first full sentence in its entirety and substituting in lieu thereof the following:

         "the total authorized capital stock of the Corporation consists of fifty million two hundred thousand (50,200,000) shares, of which number two hundred thousand (200,000) are shares of Preferred Stock, without par value ("Preferred Stock"), and fifty million (50,000,000) are shares of Common Stock, par value $1.00 per share ("Common Stock")."

         IN WITNESS WHEREOF, the undersigned hereunto subscribes this Certificate of Amendment and affirms that the facts stated herein are true under penalties of perjury, this 30th day of July, 1997.




                                                        ---------------------
                                                        Thomas F. McKee
                                                        Secretary

                                              STATE OF DELAWARE
                                             SECRETARY OF STATE
                                          DIVISION OF CORPORATIONS
                                          FILED 09:00 AM 07/28/1992
                                             922105205 - 2009337






                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                      McDONALD & COMPANY INVESTMENTS, INC.


                  -------------------------------------------
                         Pursuant to Section 242 of the
                        Delaware General Corporation Law
                  -------------------------------------------

         The undersigned, Thomas M. O'Donnell, being the Chairman of the Board, and Thomas F. McKee, being the Secretary, of McDonald & Company Investments, Inc., a Delaware corporation (the "Corporation"), hereby certify as follows:

         1. The name of the Corporation is McDonald & Company Investments, Inc.

         2. The amendment of the Certificate of Incorporation as hereinafter set forth has been duly adopted in accordance with Section 242 of the Delaware General Corporation Law.

         3. The Certificate of Incorporation of the Corporation is hereby amended by deleting the first full sentence of Article IV in its entirety and substituting in lieu thereof the following:

                  "The total authorized capital stock of the Corporation consists of fifteen million two hundred thousand (15,200,000) shares, of which number two hundred thousand (200,000) are shares of Preferred Stock, without par value ("Preferred Stock"), and fifteen million (15,000,000) are shares of Common Stock, par value $1.00 per share ("Common Stock")."

         IN WITNESS WHEREOF, the undersigned, being the duly elected and acting Chairman of the Board and Secretary, respectively, have hereunto subscribed their names to this

Certificate of Amendment and affirm that the facts stated herein are true under penalties of perjury, this 28th day of July, 1992.




                                             /s/ Thomas M. O'Donnell,
                                             -----------------------------
                                             Thomas M. O'Donnell,
                                             Chairman of the Board


/s/ Thomas F. McKee,
---------------------------
Thomas F. McKee, Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                      McDONALD & COMPANY INVESTMENTS, INC.
                      ------------------------------------


         McDonald & Company Investments, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

         The amendment to the Corporation's Certificate of Incorporation set forth in the following resolution was approved by the Corporation's Board of Directors and said resolution was duly adopted by the stockholders, all in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware:

               RESOLVED, That Article VII of the Certificate of Incorporation of the Corporation be and the same is hereby amended and restated to read in its entirety as follows:

                       "A director of the Corporation shall not be personally
                  liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal, amendment or other modification of this Article shall not affect the liability or alleged liability of any director of the Corporation then existing with respect to any state of facts then or theretofore existing or any action, suit cr proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts."

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed and attested by its duly authorized officers this 25th day of November, 1986.

                                        McDONALD & COMPANY INVESTMENTS, INC.


                                        By /s/ Willard E. Carmel
                                           -------------------------------------
                                           Willard E. Carmel, Chairman of
                                           the Board of Directors

Attest:

/s/ John E. Kohl
----------------------------
John E. Kohl, Secretary

                   REGISTERED OFFICE AND OF REGISTERED AGENT

             PURSUANT TO SECTION 134 OF TITLE OF THE DELAWARE CODE


     To:  DEPARTMENT OR STATE
          Division of Corporations
          Townsend Building
          Federal Street
          Dover, Delaware 19903


         Pursuant to the provisions of Section 134 of Title 8 of the Delaware Code, the undersigned Agent for service of process, in order to change the address of the registered office of the corporations for which it is registered agent, hereby certifies that:



         1.    The name of the agent is:           The Corporation Trust Company

         2.    The address of the old registered office was:

                    100 West Tenth Street
                    Wilmington, Delaware 19801

         3.    The address to which the registered office is to be changed is:

                    Corporation Trust Center
                    1209 Orange Street
                    Wilmington, Delaware 19801


               The new address will be effective on July 30, 1984.

         4. The names of the corporations represented by said agent are set forth on the list annexed to this certificate and made a part hereof by reference.




                  IN WITNESS WHEREOF, said agent has caused this certificate to be signed on its behalf by its Vice-President and Assistant Secretary this 25th day of July, 1984.




                                   THE CORPORATION TRUST COMPANY
                                   -----------------------------
                                     (Name of Registered Agent)


                                   By /s/ Virginia Colvell
                                      ---------------------
                                        (Vice-President)


ATTEST:


/s/ Mary G. ??????????
-----------------------------
(Assistant Secretary)

                  STATE OF DELAWARE - DIVISION OF CORPORATIONS
                          CHANGE OF ADDRESS FILING FOR
                     CORPORATION TRUST AS OF JULY 27, 1984
                                    DOMESTIC


2009225 PRUDENTIAL-BACHE VENTURE CAPITAL INC.                             05/19/1983      D DE
2009226 VALLEY WEST, INC.                                                 05/19/1983      D DE
2009227 TAKE TWO PRODUCTIONS LIMITED                                      05/19/1983      D DE
2009228 JASON ENERGY, INC.                                                05/19/1983      D DE
2009229 DOMINO'S PIZZA OF WASHINGTON D.C., INC.                           05/19/1983      D DE
2009230 LARCO ENTERPRISES INC.                                            05/19/1983      D DE
2009231 CLARK'S RESTAURANT, INC.                                          05/19/1983      D DE
2009232 S.G. WARBURG & CO. INC.                                           05/19/1983      D DE
2009233 COPPER RECOVERY CORP.                                             05/19/1983      D DE
2009235 NATIONAL SEMICONDUCTOR DATACHECKER/DTS CORPORATION                05/19/1983      D DE
2009236 ALLIED FINANCIAL INSTITUTIONS, INC.                               05/19/1983      D DE
2009240 WESTERBEKE INTERNATIONAL, INC.                                    05/19/1983      D DE
2009241 P & 0 INTERNATIONAL LTD.                                          05/19/1983      D DE
2009242 VIDEOLINK INCORPORATED                                            05/19/1983      D DE
2009250 NORDEN SERVICE COMPANY, INC.                                      05/19/1983      D DE
2009277 Z.L. COMPANY, INC.                                                05/20/1983      D DE
2009279 ZESTMO, LTD.                                                      05/20/1983      D DE
2009280 JANE BARRY, INC.                                                  05/2D/i983      D DE
2009265 HYDROCON INTERNATIONAL, INC.                                      05/20/1983      D DE
2009286 ALEXANDER DEVELOPMENT, LTD.                                       05/20/1983      D DE
2009287 BONNCO PETROL, INC.                                               05/20/1983      D DE
2009290 G. D. RITZY'S, INC.                                               05/20/1983      D DE
2009291 ATLAS CHAIN COMPANY                                               05/20/1983      D DE
2009292 VINGMED, INC.                                                     05/20/1983      D DE
2009294 FINANCIAL CLEARING & SERVICES CORPORATION                         05/20/1983      D DE
2009295 COUNTY YELLOW PAGES TELEPHONE DIRECTORIES OF                      05/20/1983      D DE
2009296 GIBSON RESEARCH CORP.                                             05/20/1983      D DE
2009297 STEWART SEARCH INC.                                               05/20/1983      D DE
2009298 TMF INTERNATIONAL SALES CORPORATION                               05/20/1983      D DE
2009299 PCK ASSOCIATES, INC.                                              05/20/1983      D DE
2009300 AZIMUTH ADVERTISING INC.                                          05/20/1983      D DE
2009301 BEAR AUTOMOTIVE OF NORTHERN CALIFORNIA, INC.                      05/20/1983      D DE
2009302 21ST CENTURY FASTENER SCREW CORPORATION                           05/20/1983      D DE
2009303 LOTTERY DESIGN, INC.                                              05/20/1983      D DE
2009304 JASCO MARINE INC.                                                 05/20/1983      D DE
2009308 COCA-COLA PROPERTY PLANNING GROUP, INC.                           05/20/1983      D DE
2009309 DSC ACQUISITION, INC.                                             05/20/1983      D DE
2009314 INTERFACE SOLUTIONS, INC.                                         05/20/1983      D DE
2009315 AMERICAN HEALTH & NUTRITION, LTD.                                 05/20/1983      D DE
2009316 COCA-COLA FINANCIAL HOLDINGS, INC.                                05/20/1983      D DE
2009322 TANGO CORPORATION                                                 05/20/1983      D DE
2009327 AOT-GD, INC.                                                      05/20/1983      D DE
2009328 PRIVATE RESIDENTIAL INSURED MORTGAGE EXCHANGE, INC.               05/20/1983      D DE
2009337 MCDONALD & COMPANY INVESTMENTS, INC.                              05/20/1983      D DE
2009338 TECHNOLOGY CONSULTANTS, INC.                                      05/20/1983      D DE
2009361 PCT INCORPORATED                                                  05/23/1983      D DE
2009362 TEKTEL, INC.                                                      05/23/1983      D DE

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                      McDONALD & COMPANY INVESTMENTS, INC.
                      ------------------------------------


         McDonald & Company Investments, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

         The amendment to the Corporation's Certificate of Incorporation set forth in the following resolution approved by the Corporation's Board of Directors and stockholders was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware:

         RESOLVED, That the first sentence of Article V, Section 1 of the Certificate of Incorporation of the Corporation be and the same is hereby amended to read as follows:

               "The Board of Directors shall consist of not less than three (3) nor more than eighteen (18) members and shall be divided into three classes, Class I, Class II, and Class III, which shall be as nearly equal in number as possible."

         and that the remainder of said Article V, Section 1 of the Certificate of Incorporation of the Corporation following such amended language remain unchanged.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed and attested by its duly authorized officers this 12th day of July, 1983.


                                   McDONALD & COMPANY INVESTMENTS, INC.

                                   By /s/ Willard E. Carmel
                                      --------------------------------------
                                      Willard E. Carmel, Chairman of the
                                      Board of Directors and President

Attest:


/s/ Thomas M. O'Donnell
-----------------------------
Thomas M. O'Donnell, Secretary

                            CERTIFICATE OF AMENDMENT
                            ------------------------

                                       OF
                                       --

                          CERTIFICATE OF INCORPORATION
                          ----------------------------

                                       OF
                                       --

                      McDONALD & COMPANY INVESTMENTS, INC.
                      ------------------------------------

                            BEFORE PAYMENT OF CAPITAL
                            -------------------------



         McDONALD & COMPANY INVESTMENTS, INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

         1. The name of the Corporation is McDonald & Company Investments, Inc.

         2. The date of filing of its original Certificate of Incorporation with the Secretary of State was May 20, 1983.

         3. The Corporation has not received any payments for its stock, nor has its initial Board of Directors been elected.

         4. The amendment was duly adopted in accordance with the provisions of
Section 241 of the General Corporation Law of the State of Delaware.

         5. The text of the Certificate of Incorporation, as amended, is as follows:



                                    ARTICLE I
                                    ---------

         The name of the Corporation is McDONALD & COMPANY INVESTMENTS, INC.

                                   ARTICLE II
                                   ----------

         The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is as The Corporation Trust Company.

                                   ARTICLE III
                                   -----------

         The nature of the business to be conducted or promoted and the purposes of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV
                                   ----------

         The total authorized capital stock of the Corporation consists of eleven million two hundred thousand (11,200,000) shares, of which number two hundred thousand (200,000) are shares of Preferred Stock, without par value ("Preferred Stock"), and eleven million (11,000,000) are shares of Common Stock, par value $1.00 per share ("Common Stock"). The designations and the powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Preferred Stock and the Common Stock shall be as follows:

         1. The Preferred Stock may be issued, from time to time, in one or more series, with such designations, voting powers, if any, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors. The Board of Directors, in such resolution or resolutions (a copy of which shall be filed and recorded as required by law), is also expressly authorized to fix:

         (a) the distinctive serial designations and the division of such shares into series and the number of shares of a particular series, which may be increased or decreased, but not below the number of shares thereof then outstanding, by a certificate made, signed, filed and recorded as required by law;

         (b) the annual dividend rate for the particular series, and the date or dates from which dividends on all shares of such series shall be cumulative, if dividends on stock of the particular series shall be cumulative;

         (c) the redemption price or prices, if any, for the particular series;

         (d) the right, if any, of the holders of a particular series to convert such stock into other classes of stock, and the terms and conditions of such conversion; and

         (e) the obligation, if any, of the Corporation to purchase and retire and redeem shares of a particular series as a sinking fund or redemption or purchase account, the terms thereof and the redemption price or prices per share for such series redeemed pursuant to the sinking fund or redemption or purchase account.

         All shares of any one series of Preferred Stock shall be alike in every particular and all series shall rank equally and be identical in all respects except insofar as they may vary with respect to the matters which the Board of Directors is hereby expressly authorized to determine in the resolution or resolutions providing for the issue of any series of the Preferred Stock.

         2. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, then before any distribution or payment shall have been made to the holders of the Common Stock, the holders of the Preferred Stock of each series shall be entitled to be paid, or to have set apart in trust for payment, an amount from the net assets of the Corporation equal to that stated and expressed in the resolution or resolutions adopted by the Board of Directors which provide for the issue of such series, respectively. The remaining net assets of the Corporation shall be distributed solely among the holders of Common Stock according to their respective shares.

         3. Holders of shares of Common Stock shall be entitled to one vote for each share of such stock upon all questions presented to stockholders of the Corporation. The rights of holders of Common Stock shall be subject to the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of the Preferred Stock.

                                   ARTICLE V
                                   ---------

         1. The Board of Directors shall consist of not less than three (3) nor more than fifteen (15) members and shall be divided into three classes, Class I, Class II and Class III, which shall be as nearly equal in number as possible. Subject to the foregoing limitations, the number of directors shall be fixed by, or in the manner provided in, the By-Laws of the Corporation. In the event the total number of directors is not divisible by three (3), an extra director shall be assigned to Class I if there is one (1) extra director to be assigned among the classes, and an extra director shall be assigned to each of Classes I and II if there are two (2) extra directors to be assigned among the classes. The directors to be elected at each annual meeting of stockholders shall be only the members of the class whose term of office then expires. The term of office of the initial directors in each respective class shall be as follows: (a) directors in Class I shall hold office until the first annual meeting of stockholders, which shall be held in 1984; (b) directors in Class II shall hold office until the annual meeting of stockholders held in 1985; and (c) directors in Class III shall hold office until the annual meeting of stockholders held in 1986. Each director elected at any stockholders' meeting commencing with the 1984 annual meeting shall serve for a term ending on the date of the third annual meeting of stockholders following the meeting at which such director was elected. Elections of directors need not be by written ballot unless the ByLaws of the Corporation shall so provide.

         2. In the event of any increase or decrease in the authorized number of directors, (a) each director then serving as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his prior death, retirement, resignation, or removal, and
(b) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors as provided above in this Article V.

         3. Notwithstanding any of the foregoing provisions of this Article, each director shall serve until his successor is elected and qualified or until his prior death, retirement, resignation or removal. No director may be removed except for cause and (in addition to the affirmative vote which may be required of the holders of any series of Preferred Stock which may then be outstanding) by the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock of the Corporation entitled to vote thereon. Should a vacancy occur or be created, whether arising through death, resignation or removal of a director or through an increase in the number of directors, such vacancy shall be filled by a majority vote of the directors then in office, or by the sole remaining director if only one director remains in office. A director so elected to fill a vacancy shall serve for the remainder of the present term of office of the class to which he was elected.

         4. The By-Laws of the Corporation may be amended or repealed by action of the Board of Directors which is approved by the affirmative vote of a majority of all directors then in office, or (in addition to the affirmative vote which may be required of the holders of any series of Preferred Stock which may then be outstanding) by the affirmative vote of the holders of at least seventy percent (70%) of the outstanding shares of Common Stock of the Corporation entitled to vote thereon.

                                   ARTICLE VI
                                   ----------

         1. Special meetings of the stockholders, for any purpose or purposes, may be called by the President or Chairman of the Board of Directors and shall be called by the President or Secretary at the written request of a majority of the Board of Directors. The stockholders are expressly denied any power or authority to call, or to cause to be called, any special meeting of stockholders.

         2. The right of any holder of any class of stock of the Corporation to vote cumulatively is expressly denied.

         3. The right of the stockholders to take any action by consent in writing without a regular or special meeting of the stockholders is expressly denied.

                                  ARTICLE VII
                                  -----------

         The Corporation shall to the extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify and reimburse all persons whom it may indemnify and reimburse pursuant thereto. Notwithstanding the foregoing, the indemnification provided for in this Article shall not be deemed exclusive of any other rights to which those entitled to receive indemnification or reimbursement hereunder may be entitled under any By-Law of the Corporation, agreement, vote of stockholders or disinterested directors or otherwise.

                                  ARTICLE VIII
                                  ------------

         Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of the Delaware General Corporation Law or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the Delaware General Corporation Law order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                                   ARTICLE IX
                                   ----------

                  The books of the Corporation may be kept (subject to any requirement of the Delaware General Corporation Law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

                                   ARTICLE X
                                   ---------

         1. In addition to the affirmative vote which may be required of the holders of any series of Preferred Stock which may then be outstanding, the affirmative vote of the holders of not less than seventy percent (70%) of the outstanding shares of Common Stock of the Corporation, which shall include the affirmative vote of at least fifty-five percent (55%) of the outstanding shares of Common Stock held by stockholders other than the "Related Person" (as hereinafter defined). shall be required for the approval or authorization of any "business combination" (as hereinafter defined) of the Corporation with any Related Person; provided, however, that such 70% and 55% voting requirements shall not be applicable if the stockholders are asked to approve or authorize a particular business combination which has been authorized and proposed to the stockholders by action of the Board of Directors of the Corporation by the affirmative vote of a majority of all directors then in office, or if the stockholders are asked to approve or authorize a particular business combination as to which both of the following conditions are satisfied:

                  (a) the aggregate amount of the cash and the fair market value of the consideration other than cash to be received per share by the holders of the Common Stock of the Corporation in such business combination is at least equal to the greater of (1) the highest price per share (including any brokerage commissions, transfer taxes and soliciting dealer's fees) paid or agreed to be paid by the Related Person to acquire beneficial ownership of any share of such Common Stock (with appropriate adjustments for recapitalizations, and for stock splits, stock dividends and like distributions), (2) the highest price per share (including any brokerage Commissions, transfer taxes and soliciting dealer's fees) paid by any person to acquire beneficial ownership of any share of such Common Stock on the open market at any time during the twenty-four month period immediately prior to the taking of such vote, or (3) the per share book Value of such Common Stock at the end of the calendar quarter immediately preceding the taking of such vote; and

                  (b) the consideration to be received by holders of Common Stock in such business combination shall be in the same form and of the same kind as the most favorable form and kind of consideration paid by the Related Person in acquiring beneficial ownership of any of the shares of Common Stock already held, directly or indirectly, by it.

The determination of a majority of the "Disinterested Directors" of the Corporation, made in good faith and based upon information known to them after reasonable inquiry, shall be conclusive as to all facts necessary for compliance with this Article, including without limitation (i) whether any person, partnership, corporation or firm is a Related Person or affiliate or associate as defined herein, and (ii) the most favorable form and kind of consideration paid by the Related Person in acquiring beneficial ownership of shares of Common Stock.

         2. For the purposes of this Certificate of Incorporation:

         (a) The term "business combination" shall mean (1) any merger or consolidation of the Corporation with or into a Related Person, (2) any sale, lease, exchange, transfer or other disposition, including, without limitation, a mortgage or any other security device, of all or any substantial part of the assets of the Corporation (including, without limitation, any voting securities of a subsidiary) or of a subsidiary, to a Related Person, (3) any merger or consolidation of a Related Person with or into the Corporation or a subsidiary of the Corporation, (4) any sale, lease, exchange, transfer or other disposition of all or any substantial part of the assets of a Related Person to the Corporation or a subsidiary of the Corporation, (5) the reclassification of the shares of stock of the Corporation generally possessing voting rights in elections for directors, the purchase by the Corporation of such shares, or the issuance by the Corporation of shares of any securities convertible thereto or exchangeable therefor which in any such case has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation which are directly or indirectly owned by any Related Person, or (6) any agreement, contract or other arrangement providing for any of the transactions described in this definition of business combination.

         (b) The term "Related Person" shall mean and include any individual, corporation, partnership or other person or entity which, together with its "affiliates" and "associates," "beneficially" owns (as those terms are defined in the Securities Exchange Act of 1934 and in the rules thereunder), in the aggregate, 5% or more of the outstanding shares of Common Stock of the Corporation, and any "affiliate" or "associate" of any such individual, corporation, partnership or other person or entity; provided that shares held or over which such entity has the power to vote or otherwise control as a trustee, plan administrator, officer of the Corporation or in a similar capacity under an employee benefit plan of the Corporation or an employee benefit plan of an affiliate of the Corporation shall not be deemed to be beneficially owned for purposes of this definition.

         (c) The term "substantial part" shall mean more than ten percent (10%) of the total consolidated assets of the Corporation as of the end of its most recent fiscal year ending prior to the time the determination is made.

         (d) Without limitation, any shares of Common Stock of the Corporation which any Related Person has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed beneficially owned by such Related Person.

         (e) The term "consideration other than cash" shall include, without limitation, outstanding Common Stock of the Corporation retained by its existing stockholders in the event of a business combination with a Related Person in which the Corporation is the surviving corporation.

         (f) The term "Disinterested Director" means any member of the Board of Directors of the Corporation who is not the Related Person or an affiliate or associate of the Related Person and was a member of the Board prior to the time that the Related Person became the Related Person, and any successor of a Disinterested Director who is not the Related Person or an affiliate or associate of the Related Person and is recommended to succeed a Disinterested Director by a majority of the Disinterested Directors then in office.


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


                                   ARTICLE XI
                                   ----------

         No amendment of this Certificate of Incorporation shall be effective to amend, alter, repeal or change the effect of any of the provisions of Articles V, VI, VII, X or XI unless such amendment shall receive the affirmative vote of the holders of at least (1) seventy percent (70%) of the outstanding shares of Common Stock of the Corporation entitled to vote thereon and (2) at least fifty-five percent (55%) of the shares of Common Stock entitled to vote thereon held by stockholders none of whom is as of the record date fixed for such vote, a Related Person, affiliate of a Related Person, or an associate of a Related Person; provided, however, that such voting requirement shall not be applicable to the approval of such an amendment if such amendment shall have been proposed and authorized by action of the Board of Directors of the Corporation by the affirmative vote of a majority of the directors then in office.

                                  ARTICLE XII
                                  -----------

         The name of the incorporator is Richard N. Ogle and his mailing address is 1800 Central National Bank Building, Cleveland, Ohio 44114.

         IN WITNESS WHEREOF, said McDonald & Company Investments, Inc. has executed this Certificate of Amendment by its sole incorporator this 3rd day of June, 1983.


                                   McDONALD & COMPANY
                                       INVESTMENTS, INC.


                                   By /s/ Richard N. Ogle
                                      -------------------------------
                                      Richard N. Ogle,
                                      Sole Incorporator


STATE OF OHIO             )
                          ) SS:
COUNTY OF CUYAHOGA        )

         Before me, a Notary Public, in and for said County and State, personally appeared RICHARD N. OGLE, sole incorporator of McDONALD & COMPANY INVESTMENTS, INC., being the person who executed the foregoing Certificate of Amendment, known to me personally as such, and acknowledged the Certificate of Amendment to be his act and deed and the act and deed of said corporation and that the facts stated therein are true.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal, at Cleveland, Ohio, this 3rd day of June, 1983.



                                 /s/ Thomas E. Baker
                                 ----------------------------
                                 Notary Public

                                 THOMAS EMORY BAKER
                                    Notary Public - State of Ohio
                                 My commission has no expiration date.
                                       Section 147.03 R.C.








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